Exhibit 10.18

CONSULTANT AGREEMENT

This Consultant Agreement (the “Agreement”) is entered into effective as of June 30, 2011 (the “Effective Date”) by and between MoSys, Inc., a Delaware corporation with an address at 3301 Olcott Street, Santa Clara, CA 95054 USA (“MoSys” or the “Company”)and Sundari Mitra of (“Consultant”).

1.                                       Definitions.

a.     “Confidential Information” means: (1) any and all versions of MoSys’ proprietary software, circuitry designs (including cell libraries, megafunctions and cores), design methodology, process technology, and any other proprietary technology in any form, whether now existing or hereafter created, developed, produced or distributed by or for MoSys; (2) any inventions; (3) information related to MoSys business methods and practices; (4) compilations of data or information concerning MoSys business; (5) the identities of MoSys prospects, licensors, licensees, suppliers and customers and the nature of MoSys relationships with these parties; (6) information related to the business of MoSys suppliers, customers or other third parties doing business with MoSys; (7) proprietary or trade secret information submitted by any third party to MoSys for study, evaluation or any other use; and (8) any other information concerning MoSys, its licensors, licensees, suppliers, and customers that is not generally known to the public (including information about such parties’ operations, personnel, products or services).

b.     “Intellectual Property Rights” of a party means all of its rights in patents, patent applications, industrial designs, copyrights, mask works, and trademarks, and in trade secrets and other confidential information.

c.     “Inventions” shall mean all discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, algorithms, designs, computer programs, strategies, specific technical know-how, and data, whether or not patentable or registrable under patent, copyright or similar statutes, that are generated, created, conceived, reduced to practice or learned (collectively “created”) by Consultant (or anyone acting on Consultant’s behalf), either alone or jointly with others and either (i) result from any work performed by the Consultant for MoSys, or (ii) are created in whole or in part with the use of MoSys equipment, MoSys supplies, MoSys facilities or Confidential Information. “Inventions” include all deliverables or results of Consultant’s work under this Agreement and documentation of such work.

d.     “Project” is that set of tasks described in Exhibit A, as may be amended by mutual written agreement of the parties.

2. Consulting Relationship. During the term of this Agreement, Consultant will provide consulting services to the Company for the Project described in Exhibit A attached to this Agreement. Consultant shall use Consultant’s best efforts to perform the services in a manner satisfactory to the Company. In the event the parties wish to amend the Project, an additional attachment shall be prepared as an Exhibit and attached to this Agreement. Upon execution by duly authorized representatives of both parties, such attachments shall be considered amendments hereto, subject to the terms and conditions of the Agreement unless otherwise stated in the applicable attachment.

3. Compensation. Consultant shall keep accurate records of time expended in performing the services hereunder which shall at all times be available for inspection and copying by MoSys at any time during normal business hours upon reasonable prior notice.

a. MoSys shall not be liable for any federal, state, or local withholding, or other payroll taxes relating to performance of services by the Consultant under this Agreement.

b. Consultant shall be solely responsible for all expenses of performance hereunder except to the extent otherwise expressly provided in Exhibit A.

4. Expenses. Consultant shall not be authorized to incur on behalf of the Company any expenses without the prior written consent of the project manager or the Company’s Chief Financial Officer (“CFO”). As a condition to receipt of reimbursement, Consultant shall be required to complete the Company’s expense report form and submit to the Company reasonable evidence that the amount involved was expended and related to the Project described under this Agreement.

5. Term and Termination. Consultant shall be engaged by the Company commencing on the Effective Date and continuing until this Agreement is terminated by either party in accordance with this Section 5.

a. This Agreement may be terminated by MoSys or Consultant upon fifteen (15) days advance written notice, WITH OR WITHOUT CAUSE, in which case the Option (as defined in Exhibit A) shall cease vesting automatically on the termination date of the Agreement.

b. If at any time Consultant fails strictly to adhere to his/her obligations under this Agreement, MoSys may at any time terminate this Agreement immediately upon written notice.

c. Upon any termination of this Agreement, MoSys shall have 30 days in which to make payment to Consultant for any expense reimbursement amounts then owing pursuant to this Agreement.

d. Upon the termination of this Agreement, or upon Company’s earlier request, the Consultant will deliver to the Company all of the Company’s property or Confidential Information that the Consultant may have in the Consultant’s possession or control.

6. Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee. Consultant agrees to furnish all tools, instruments and materials necessary to accomplish the Project pursuant to the Agreement, will not be required to purchase or rent any tools, equipment or services from the Company, and shall incur all expenses associated with performance, except as otherwise agreed by the parties. Consultant will not be eligible for any employee benefits (including but not limited to, health and disability insurance, vacation, and/or paid time off, etc.), nor will the Company make deductions from payments made to Consultant for taxes, all of which will be Consultant’s responsibility. Consultant agrees to indemnify and hold the Company harmless from any liability for, or assessment of, any such taxes imposed on the Company by relevant taxing authorities. Consultant will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

7. Supervision of Consultant. All services to be performed by Consultant, including but not limited to the Project, will be as agreed between Consultant and Consultant’s project manager.

Consultant will be required to report to the project manager set forth in Exhibit A hereto concerning the Project performed under this Agreement.

8. Consulting or Other Services for Competitors. Consultant represents and warrants that Consultant will not, during the term of this Agreement, perform any consulting or other services for any company, person or entity whose business or proposed business in any way involves products or services which could reasonably be determined to be competitive with: (i) the products or services offered by the Company and (ii) the products or services proposed to be offered by the Company that Consultant has knowledge of.

9. Confidentiality and Non-Solicitation.

a.             At all times during and after the term of this Agreement, Consultant agrees to keep in strict confidence all Confidential Information and to take all reasonable precautions to protect against its disclosure or misuse. Consultant will not use any Confidential Information other than for the sole benefit of MoSys pursuant to the performance of Consultant’s duties hereunder, nor disclose any Confidential Information except to employees of MoSys with a need to know for purposes of performing the Project.

b.             Consultant shall not, however, be required to treat as confidential any Confidential Information which Consultant establishes by written evidence: (i) is in the public domain by reason of prior publication not directly or indirectly resulting from any act or omission of Consultant or its employees or subcontractors, or (ii) was already properly known to Consultant (other than in connection with this Agreement) without restriction on use or disclosure at the time of disclosure by MoSys to Consultant. Consultant shall not disclose in any manner the nature of the Project, the terms of this Agreement, or the fact that Consultant has entered into an agreement with MoSys, unless specifically authorized by MoSys or as otherwise required to perform the Project.

c.             Consultant further agrees that during the term of this Agreement, she will not, directly or indirectly, either for herself or any other person or entity, induce, influence or solicit any person who is engaged as an employee, agent, independent contractor or representative, or otherwise by MoSys, to terminate his or her employment or engagement with MoSys.

10. Inventions.

a. During the term of this Agreement, Consultant will promptly and fully disclose to MoSys (and to any persons designated by it) all Inventions. MoSys shall be the sole owner of all rights (including, without limitation, all Intellectual Property Rights) in any and all Inventions.

b. All works of authorship furnished by Consultant in any form under this Agreement shall constitute the original works of Consultant, and no such work product (and no portion thereof) shall be a derivative work based in whole or in part on any third party copyrighted or copyrightable work. Consultant agrees that all such works of authorship will be “works made for hire” to the extent allowed by law.

c. Consultant hereby assigns to MoSys any and all Intellectual Property Rights that Consultant (or any of its employees) now has or may hereafter acquire in any Inventions. Consultant further agrees as to all Inventions to assist MoSys in every proper way (but at MoSys’ expense) to obtain and from time to time enforce Intellectual Property Rights relating to said Inventions in all countries, and to that end Consultant will execute all documents for use in applying for and obtaining and enforcing such Intellectual Property Rights in such Inventions as MoSys may desire, together with any assignments thereof to MoSys or persons it designates.

d. If any Inventions assigned hereunder are based on, or incorporate, or are improvements or derivatives of, or cannot be reasonably made, used, reproduced and distributed without using or violating Intellectual Property Rights not assigned hereunder, Consultant hereby grants to Company a perpetual, worldwide, royalty-free, non-exclusive, sub licensable right and license to exploit and exercise all such Intellectual Property Rights in support of Company’s exercise or exploitation of any Inventions (including any modifications, improvements and derivatives thereof).

e. Consultant’s obligations under this section shall survive any termination of this Agreement.

11. Indemnity and Warranty. Consultant agrees to indemnify and hold harmless the Company from and against any and all claims, demands, causes of action, losses, damages, liabilities costs, and expenses, including attorneys’ fees, arising from a breach of any of Consultant’s representations and warranties, or from the damage or destruction of any work or properties, attributable to or resulting from Consultant’s performance of the Services. Consultant warrants and represents that Consultant has the full power and authority to enter into and perform this Agreement and to make the grant of rights contained herein.

12. Conflicts with this Agreement. Consultant certifies that there are no outstanding agreements or obligations that are in conflict with the terms of this Agreement, or that would preclude Consultant from complying with the provisions hereof.

13. Miscellaneous.

a. Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties. No waiver by either party of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision of this Agreement.

b. Export Control. In the course of performing the Project, Consultant agrees to comply with all applicable laws and regulations. Without limiting the foregoing, Consultant agrees, both during the term of this Agreement and thereafter, not to export any technical data or other material received or generated by Consultant in the course of performing services under this Agreement without complying with all applicable export control laws and regulations.

c. Sole Agreement. This Agreement, including the Exhibit hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

d. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

e. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

f. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

g. Assignment. Neither this Agreement, nor any right or interest herein may be assigned or transferred by either party without the express written consent of the other party.

The parties have executed this Agreement on the respective dates set forth below.

MoSys, Inc.		Consultant

By:		By:

Name:	Len Perham	Name:

Title:	President & CEO	Title:

EXHIBIT A

Consultant’s Address for Notices

Name:  Sundari Mitra

Compensation

During the term of this Agreement, Consultant shall not be entitled to any cash compensation for services rendered.  As compensation for the services to be rendered by Consultant, during the term of this Agreement, the stock option granted to Consultant by the Company on June 26, 2009 (the “Option”), which otherwise would terminate, shall remain in effect and continue vesting in accordance with the terms of the Option entered into by the Company and Consultant.  In addition, subject to approval by the Company’s Compensation Committee of the Board of Directors, in the event there is a Change-in-Control (as defined below) of the Company during the term of this Agreement, then vesting of the Option shall accelerate, immediately prior to the Change-in-Control, as to all of the then unvested shares subject to the Option. All other terms of the Option not amended herein shall remain in effect.

Change-in-Control means:

(a)                                  an acquisition by an individual, an entity or a group in one or more related transactions (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company’s stockholders) of 45 percent or more of the outstanding shares of common stock or the Company’s voting securities; or

(b)                                 the consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”) other than a Business Combination in which (i) the stockholders of the Company receive 50 percent or more of the stock of the corporation resulting from the Business Combination, (ii) at least a majority of the board of directors of such resulting corporation were incumbent directors of the Company immediately prior to the consummation of the Business Combination, and (iii) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) who did not own 45 percent or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45 percent or more of the stock of such resulting corporation or other entity.

Project Manager

Leonard Perham

Description of Project

The Project shall be comprised of the following activities provided to MoSys upon request by the Project Manager from time-to-time:

•                  Support Tom Riordan as he completes the transition into his new role as chief operating officer of MoSys;

•                  Assist with the definition of new MoSys integrated circuit products;

•                  Act as a liaison with MoSys’ India operations; and

•                  Advise and consult with engineering management on any and all aspects of the design and development of MoSys integrated circuit families.

Consultant and the Project Manager may mutually agree in writing to amend the Project activities from time to time. It is anticipated that Consultant will spend approximately 8 hours per week supporting MoSys.